UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2021

MaxCyte, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40674	52-2210438
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Firstfield Road, Suite 110

Gaithersburg, Maryland 20878

(Address of principal executive offices, including zip code)

(301) 944-1700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MXCT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial account standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On October 29, 2021, MaxCyte, Inc. (the “Company”) held its 2021 annual meeting of stockholders (the “Annual Meeting”). The stockholders considered four proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on October 1, 2021. Of the 100,410,560 shares outstanding as of the record date, 64,754,974 shares, or 64.5%, were present or represented by proxy at the Annual Meeting. Set forth below are the results of the matters submitted for a vote of stockholders at the Annual Meeting.

Proposal No. 1: Election of three nominees to serve as directors until the 2024 annual meeting of stockholders and until their respective successors are elected and qualified. The votes were cast as follows:

Name	Votes For	Votes Withheld
Will Brooke	46,857,379	16,744,330
John Johnston	47,752,334	15,849,375
Richard Douglas	52,951,375	10,650,334

Broker Non-Votes: 1,153,265

All nominees were elected.

Proposal No. 2: Approval of the Company’s 2021 Equity Incentive Plan. The votes were cast as follows:

Votes For	Votes Against	Abstained
25,411,382	37,190,511	99,816

Broker Non-Votes: 1,153,265

Proposal No. 3: Approval of the Company’s 2021 Employee Stock Purchase Plan. The votes were cast as follows:

Votes For	Votes Against	Abstained
51,840,812	11,754,237	6,660

Broker Non-Votes: 1,153,265

Proposal No. 4: Ratification of CohnReznick LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. The votes were cast as follows:

Votes For	Votes Against	Abstained
64,672,297	70,485	12,192

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MaxCyte, Inc.

Dated: November 2, 2021	By:	/s/ Doug Doerfler
Doug Doerfler
President and Chief Executive Officer